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                                                                     EXHIBIT 3.3




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THE LIMITED PARTNERSHIP INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAW OF THE STATE OF KANSAS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE INTERESTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT SUCH REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER AND SALE ARE SET FORTH IN THIS AGREEMENT.

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                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        DODGE CITY HEALTHCARE GROUP, L.P.

                         (a Kansas Limited Partnership)



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                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        DODGE CITY HEALTHCARE GROUP, L.P.

                         (a Kansas Limited Partnership)

         This Amended and Restated Limited Partnership Agreement is entered into and shall be effective as of the first day of March, 1995 by and among Columbia/HCA of Dodge City, Inc., a Kansas corporation as general partner, American Medicorp Development Co., a Delaware corporation, as the original limited partner, Western Plains Regional Hospital, Inc., a Kansas corporation, as a limited partner, and Dodge City Outpatient Surgical Facility, Inc., a Kansas corporation as a limited partner.

                                   WITNESSETH:

         WHEREAS, the General Partner and the Original Limited Partner are parties to that certain Limited Partnership Agreement of Dodge City Healthcare Group, L.P. (the "Partnership Agreement"); and

         WHEREAS, the General Partner and the Original Limited Partner desire to amend the Partnership Agreement, and DCSF desires to execute the amended Partnership Agreement, as provided herein.

         NOW, THEREFORE, the General Partner and the Original Limited Partner hereby amend the Partnership Agreement, and DCSF hereby executes the Partnership Agreement, as follows:

ARTICLE 1. DEFINITIONS

         As used herein the following terms have the following meanings:

         1.1 "Act" means the Kansas Limited Partnership Act, KSA 56-1a101 et seq., as amended from time to time.

         1.2 "Additional Limited Partner" means a Person who is admitted into the Partnership pursuant to the terms of Article 13 hereof.

         1.3 "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of the relevant Partnership fiscal year increased by:
(a) any amounts which such Person is obligated to restore or is deemed obligated to



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restore under the standards set by Regulation Section 1.704-l(b)(2)(ii)(c) (or is deemed obligated to restore under Regulation Section 1.704-2(g) and (i)(5); and decreased by (b) the items described in Sections 1.704 1(b)(2)(ii)(d)(4),
(5) and (6) of the Regulations.

         The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         1.4 "Adverse Terminating Event" means, with respect to any Class A Limited Partner, any of the following:

             (a) The Class A Limited Partner has breached the terms and conditions of this Agreement, including without limitation, violating the transfer restrictions set forth in this Agreement, as determined in the sole reasonable discretion of the General Partner; or

             (b) The Class A Limited Partner has materially and maliciously either (i) disrupted the affairs of the Partnership, or (ii) acted adversely to the best interests of the Partnership, as determined in the sole reasonable discretion of the General Partner.

         1.5 "Affiliate" means, with respect to any Class A or Class C Limited Partner (exclusive of DCSF and DCSF Affiliates and Columbia and Columbia Affiliates), (i) any person or entity that directly or indirectly controls, is controlled by, or is under common control with, a Partner, (ii) any entity of which a Partner owns 10% or more of the outstanding voting securities, (iii) any entity of which a Partner is an officer, director, or general partner, (iv) any entity described in clauses (i) through (iii) of this Section of which a Partner is an officer, director, general partner, trustee, or holder of 10% or more of the voting securities, or (v) any child, grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent or spouse of a Partner. As used in this definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

         1.6 "Agreement" means this Limited Partnership Agreement of Dodge City Healthcare Group, L.P. as from time to time amended pursuant to this Agreement.

         1.7 "Approval of the Committee" means a matter has been approved by both the WPRH Members voting a single vote as a block and also by the DCSF Members voting a single vote as a block; provided, however, that, if and at such time as the aggregate Partner's Sharing Percentage of DCSF and the DCSF Affiliates is less than ten percent (10%) then "Approval of the Committee" shall mean approval of the WPRH Members. The General Partner's Board of Directors




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shall elect the five WPRH members, and determine the manner and frequency of their selection, the quorum and votes necessary to take any action by the WPRH Members (including, but not limited to, deciding how said block will cast its single vote at any meeting of the Board of Advisors on any issue), which matters are delegated for decision to the WPRH Members and which are reserved for approval of the General Partner's Board of Directors, and all other matters internal to the WPRH Members. DCSF's Board of Directors shall elect the five DCSF members, and determine the manner and frequency of their selection, the quorum and votes necessary to take any action by the DCSF Members (including, but not limited to, deciding how said block will cast its single vote at any meeting of the Board of Advisors on any issue), which matters are delegated for decision to the WPRH Members and which are reserved for approval of DCSF's Board of Directors, and all other matters internal to the DCSF Members.

         1.8 "Approval of the Partners" or "Approved by the Partners" means the approval of those Partners who own at least 80% of the issued and outstanding Units of any Class at the time the proposed Partnership action is being considered for approval.

         1.9 "Bankruptcy" means, as to any Partner, the Partner's taking or acquiescing to the taking of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time. For the purpose of this definition, the term "acquiescing" shall include, without limitation, the failure to file, within thirty (30) days after its entry, a petition, answer or motion to vacate or to discharge any order, judgment or decree providing for any relief under any such law.

         1.10 "Board of Advisors" has the meaning set forth in Section 12.1.

         1.11 "Capital Account" means a capital account to be established for each Partner (or transferee of a Partner who is not admitted to the Partnership as a Partner, provided that the maintenance of such Capital Account will not constitute the admission of the transferee as a Substituted Limited Partner) which shall be (i) credited with the amount of Capital Contribution and the initial Gross Market Value of any party contributed to the Partnership by such Person, with any Profit allocated to such Person and any items in the nature of income and gain which are specially allocated under Sections 5.3 and 5.4 hereof and with the amount of any Partnership liabilities that are assumed by such Person or that are secured by any Partnership property distributed to such Person and (ii) debited with the amount of cash and the Gross Market Value (as determined at the time of distribution) of any property distributed to such Person by the Partnership, with any Loss allocated to such Person and any items in the nature of expenses and losses that are specially allocated under Sections
5.3 and 5.4 and with the amount of any liabilities of such



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Partner that are assumed by the Partnership or that are secured by any property contributed by such Person to the Partnership.

         In the event any Partner transfers his interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor Partner to the extent such Capital Account relates to such transferred interest. In determining the amount of any liability for purposes of this Section there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

         1.12 "Capital Contribution" means, as to any Partner, the amount of cash or the Gross Market Value of all property contributed to the Partnership by the Partner, which is set forth opposite such Partner's name on the attached Exhibit "A" under the heading "Capital Contribution."

         1.13 "WPHI Members" means those members of the Board of Advisors elected or appointed from time to time by the General Partner.

         1.14 "DCSF Members" means those members of the Board of Advisors elected or appointed from time to time by DCSF.

         1.15 "Class A Limited Partners" means any lawful holder of a Class A Unit, which shall be limited to (i) Qualified Purchasers, (ii) Columbia and/or any Columbia Affiliate, and (iii) DCSF and/or any DCSF Affiliate; together with any person or entity to which said Unit may be lawfully and properly assigned under the provisions of this Agreement. "Class A Limited Partner" means any one of the Class A Limited Partners.

         1.16 "Class B Limited Partners" means any lawful holder of a Class B Unit, which shall be limited to (i) Columbia and/or any Columbia Affiliate, and
(ii) DCSF and/or any DCSF Affiliate; together with any person or entity to which said Unit may be lawfully and properly assigned under the provisions of this Agreement. The sole initial Class B Limited Partner shall be DCSF. "Class B Limited Partner" means any one of the Class B Limited Partners.

         1.17 "Class C Limited Partners" means any lawful holder of a Class C Unit, which shall be limited to those limited partners of the Partnership who are (i) management level employees of the General Partner (but not more than ten such employees), and (ii) Columbia and/or any Columbia Affiliate; together with any person or entity to which said Unit may be lawfully and properly assigned under the provisions of this Agreement. Any individual who may lawfully hold Class C Units pursuant to the foregoing definition is hereinafter referred to as a "Qualified Class C Limited Partner." "Class C Limited Partner" means any one of the Class C Limited Partners.



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         1.18 "Class D Limited Partners" means any lawful holder of a Class D
Unit, which shall be limited to Columbia and/or any Columbia Affiliate; together with any person or entity to which said Unit may be lawfully and properly assigned under the provisions of this Agreement. The sole initial Class D Limited Partner is Western Plains Regional Hospital, Inc.

         1.19 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         1.20 "Columbia" means Columbia/HCA Healthcare Corporation, a Delaware corporation, and any successor in interest.

         1.21 "Columbia Affiliate" means any corporation which may be conducted with Columbia by a chain of one or more corporations linked through 75% stock ownership, or any partnership (general or limited) orders of partnerships of which Columbia Corporate Affiliates are the sole general partners therein, irrespective of any ownership interest in the Partnership. For this purpose, the parties agree that if Columbia owns 75% of subsidiary A and subsidiary A owns 75% of Subsidiary B, subsidiary B is not "linked through 75% stock ownership" with Columbia (but rather is linked through 56.25% ownership) and is therefore not a Columbia Affiliate.

         1.22 "Contribution Agreement" means the Contribution Agreement among the General Partner, WPRH, DCSF and the Partnership, pursuant to which hospital and DCSF assets were contributed to the Partnership in exchange for Units.

         1.23 "DCSF" shall mean Dodge City Outpatient Surgical Facility, Inc.

         1.24 "Depreciation" means, for each Partnership fiscal year or other Partnership period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to a Partnership asset for such year or other period, except as provided in this Section. If the Partnership asset's adjusted basis for federal income tax purposes differs from its Gross Market Value at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Market Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. If, however, the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Market Value using any reasonable method selected by the General Partner.

         1.25 "Economic Risk of Loss" has the meaning set forth in Section 1.752-2 of the Regulations.



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         1.26 "General Partner" means any lawful holder of a Class GP Unit, which shall be limited to Columbia and/or any Columbia Affiliates; together with any person or entity to which said Units may be lawfully and properly assigned under the provisions of this Agreement. The initial General Partner shall be Columbia/HCA of Dodge City, Inc. the interest of the General Partner herein shall be represented by 10 GP Units.

         1.27 "Gross Market Value" means, with respect to any Partnership asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

             (a) The initial Gross Market Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the contributing Partner and the Partnership.

             (b) The Gross Market Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times:

                 (i) the acquisition of an additional interest in the
             Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution;

                 (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the disposition of an interest in the Partnership; and

                 (iii) the liquidation of the Partnership within the meaning of
             Regulations Section 1.704-l(b)(2)(ii)(g).

             Adjustments pursuant to subsections (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

             (c) If the Gross Market Value of an asset has been determined or adjusted as provided in this Section, the Gross Market Value of the respective asset shall thereafter be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profit and Loss.

             (d) The Gross Market Value of any Partnership asset distributed to any Partner shall be the gross fair market value of the distributed asset, as determined by the General Partner, on the date of distribution.

             (e) The Gross Market Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the Partnership assets pursuant to Code Section




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         734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Partners' Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). The Gross Market Value of the Partnership assets shall not, however, be adjusted under this Section to the extent that the General Partner determines that an adjustment pursuant to Section ?(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section.

         1.28 "Hospital" means Western Plains Regional Hospital located at 3001 Avenue A, Dodge City, Kansas and its related facilities, together with the Facilities (as defined in the Contribution Agreement) and any other hospitals or health care facilities subsequently acquired by the Partnership.

         1.29 "Initial Closing" means the consummation of the transaction whereby the first Class A Limited Partner is admitted to the Partnership.

         1.30 "DCSF Affiliate" means any entity which (through either 100% stock ownership or sole membership) directly controls or is controlled by, or is under common control with, DCSF, irrespective of any ownership interest in the Partnership.

         1.31 "Limited Partner" means any Partner owning one or more Class A, Class B, Class C, or Class D Units. "Limited Partners" means all of the persons or entities who are limited partners of the Partnership as defined in this Section. The interests of Limited Partners shall be represented by 990 Units, comprised of 100 Class A Units, 270 Class B Units, 100 Class C Units, and 520 Class D Units.

         1.32 "Liquidator" means the Person who liquidates the Partnership under
Article 16 hereof.

         1.33 "Net Revenues from Health Care Services" shall mean net revenues derived by the Partnership from services and supplies rendered to Hospital patients, as consistently determined on an accrual basis and under generally accepted accounting principles (U.S.). Notwithstanding the foregoing,

              (a) If Hospital bills any goods or services for third-parties "under arrangements" or otherwise in which the Hospital, as a practical manner, collects revenue and pays over a portion thereof to third-party health care providers, health care practitioners, or independent contractors, Net Revenues from Health Care Services shall exclude any revenues collected in connection with such transactions and be limited to the profits Hospital makes from such relationship, and

              (b) Net Revenues from Health Care Services shall in all events exclude any amounts derived from transactions in which gain or loss of a capital nature for federal income tax purposes is or could be realized, and



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              (c) All expenses arising from contractual adjustments, bad debt charge offs and reserves, taxes, charity or similar care, and administrative discounts shall be deducted and reduce Net Revenues from Health Care Services.

If the existing billing relationship among hospitals, doctors, patients, private third-party payors, and governmental payors changes, either by reason of legislative decree or otherwise (including changing market conditions), and as a result the Net Revenues from Health Care Services as defined above fail to accurately reflect the level of medical care activity taking place within the Hospital, the Partners agree to meet and negotiate in good faith toward an alternative definition of the General Partner's compensation set forth in
Section 8.8 below.

         1.34 "Nonaffiliated Limited Partners" means any Limited Partner which is not Columbia, Columbia Affiliate, or General Partner, or employed by any of the foregoing.

         1.35 "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code), that, in accordance with the principles of Section 1.70i2(c) of the Regulations, are attributable to a Nonrecourse Liability.

         1.36 "Nonrecourse Liability" has the meaning set forth in Section 1.752-l(a)(2) of the Regulations.

         1.37 "Original Limited Partner" means American Medicorp Development Co., a Delaware corporation.

         1.38 "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

         1.39 "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Section 1
 .704-2(i), are attributable to a Partner Nonrecourse Debt.

         1.40 "Partners" means the General Partner and the Limited Partners, collectively. "Partner" means any one of the Partners.

         1.41 "Partnership" means the limited partnership formed under this Agreement.

         1.42 "Partnership Minimum Gain" means the amount determined in accordance with the principles of Section 1.704-2(d) of the Regulations.




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         1.43 "Partner's Sharing Percentage" means the number of Units held by a
Partner, divided by the total number of Units outstanding. As set forth in
Section 4.1 below, as of the initial execution of this Agreement there are 900 Units outstanding, 10 of which are owned by General Partner, 620 by WPRH, and 270 of which are owned by DCSF. The initial sharing percentage is thus 1.1111% for General Partner (10/900), 68.8889 for WPRH (620/900), and 3096 for DCSF (2701900). If, pursuant to the provisions hereof, all Class A Units are issued (and no other transfers occur), the Sharing Percentages will be 1% for General Partner (10/1,000); 62% for WPRH (620/1,000), 27% for DCSF (27011,000), and 10%
for the Class A Partners (100/1,000).

         1.44 "Person" means any individual, partnership, corporation, trust or other entity.

         1.45 "Profits and Losses" means for each fiscal year or other period an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

              (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

              (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Sections 1.704-l(b)(2)(iv)(1) and 1.704-2(j) and (i)(1) of the Regulations and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be subtracted from such taxable income or loss;

              (c) In the event the Gross Market Value of any Partnership asset is adjusted pursuant to the other provisions of this Agreement, hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

              (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Market Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Market Value;

              (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other



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         period, calculated in accordance with the definition of "Depreciation"
         herein; and

              (f) Notwithstanding any other provision of this Section, any items which are specially allocated pursuant to Sections 5.3 and 5.4 hereof shall not be taken into account in computing Profits or Losses.

         1.46 "Qualified Purchaser" means, with respect to the Class A Units, a member of the medical staff of the Hospital (as defined in the medical staff bylaws of the Hospital, as amended from time to time) or a professional corporation with ninety percent (90%) of the shareholders being members of the medical staff of the Hospital.

         1.47 "Substituted Limited Partner" means any person or entity lawfully admitted to the Partnership pursuant to the provisions of this Agreement regarding the same.

         1.48 "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

         1.49 "Terminating Event" means, with respect to any Class A Limited Partner, any of the following:

              (a) The Class A Limited Partner has died or become permanently disabled; or

              (b) The Class A Limited Partner is in Bankruptcy as defined herein.

         1.50 "Treasury Regulations" or "Regulations" means Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions in succeeding regulations).

         1.51 "Units" means all or a part of the issued and outstanding ownership interests of the Partnership held by the Limited Partners. "Unit" means any one of the Units. The Units shall consist of 1,000 Units, divided into the following Classes:

         10 Class GP Units
         l00 Class A Units
         270 Class B Units
         100 Class C Units
         520 Class D Units



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         1.52 "WPRR" means Western Plains Regional Hospital, Inc.

ARTICLE 2. FORMATION OF PARTNERSHIP

         2.1 Formation. The Original Limited Partner and the General Partner have formed the Partnership pursuant to the Act. The General Partner filed the Certificate of Limited Partnership in the office of the Secretary of State of the State of Kansas, and has complied with all other legal requirements to form and operate the Partnership. Except as stated in this Agreement, the Act shall govern the rights and liabilities of the Partners.

         2.2 Withdrawal of Original Limited Partner. Upon the admission of DCSF as a Class B Limited Partner, the Original Limited Partner will withdraw from the Partnership with no claim or right to any interest in the Partnership as a Limited Partner. The General Partner will return to the Original Limited Partner its capital contribution to the Partnership upon such withdrawal. By execution of this Agreement, (i) each Limited Partner hereby waives and releases the Original Limited Partner from any and all liability that all or any of them may have against such Original Limited Partner by reason of its actions as the Original Limited Partner of the Partnership, and (ii) General Partner represents to each Limited Partner that nothing happened between the date of formation and the admission of DCSF that would adversely affect the Partnership, or the interests of any Limited Partner herein, it being acknowledged and agreed that the sole purpose of admitting the Original Limited Partner and the creation of the Partnership for the period before DCSF was admitted was to form the Partnership for the purpose of initiating the transaction contemplated herein, and in the Contribution Agreement.

         2.3 Name. The name of the Partnership is "Dodge City Healthcare Group, L.P." and the business of the Partnership shall be conducted under that name or such other names as may be approved by the Partners from time to time.

         2.4 Principal Office. The principal office of the Partnership shall be located at 3001 Avenue A, Dodge City, Kansas 67801 or at such other place or places as the General Partner may from time to time determine.

         2.5 Term. The Partnership has begun on the date the General Partner filed the Certificate of Limited Partnership with the Secretary of State of the State of Kansas, and shall continue until the date on which the Partnership is dissolved pursuant to the provisions hereof and thereafter, to the extent provided for by applicable law, until wound up and terminated pursuant to the provisions hereof.

         2.6 Registered Agent and Office. The registered agent of the Partnership shall be CT Corporation System, and the registered office of the Partnership shall be located at CT Corporation, 515 South Kansas Avenue, Topeka, Kansas 66603. The registered office or the registered agent, or both, may be changed by the General Partner upon filing the statement required by the Act.



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ARTICLE 3. PURPOSES AND POWERS OF THE PARTNERSHIP; NATURE OF THE BUSINESS OF THE
           PARTNERSHIP

         3.1 Purposes. The purposes of the Partnership are (i) to own, manage, operate, lease or take any action in connection with operating the Hospital;
(ii) to acquire (through asset acquisition, stock acquisition, lease or otherwise) and develop other property, both real and personal, in connection with providing health care related services, including without limitation, general acute care hospitals, specialty care hospitals, nursing homes, home health care agencies, health maintenance organizations, psychiatric facilities and other health care providers; (iii) to enter into, from time to time, such financial arrangements as the General Partner may determine to be necessary, appropriate or advisable (including, without limitation, borrowing money and issuing evidences of indebtedness and securing the same by mortgage, deed of trust, security interest or other encumbrance upon one or more or all of the Partnership assets); (iv) to sell, assign, lease, exchange or otherwise dispose of, or refinance or additionally finance, one or more or all of the Partnership assets; (v) to promote and invest in rural development of physicians; and (vi) generally to engage in such other business and activities and to do any and all other acts and things that the General Partner deems necessary, appropriate or advisable from time to time in furtherance of the purposes of the Partnership as set forth in this Section.

         3.2 Nature of the Business. The nature of the business of the Partnership shall be to own, manage, operate, lease or take any action in connection with the ownership of the Hospital and outpatient healthcare facilities.

         3.3 Powers. Subject to the limitations contained in this Agreement and in the Act, the Partnership purposes may be accomplished by the General Partner taking any action permitted under this Agreement that is customary or reasonably related to accomplishing such purposes.

ARTICLE 4. CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS

         4.1 Capital Contributions. General Partner and DCSF have each made contributions of property to the capital of the Partnership pursuant to the Contribution Agreement. In return therefor, the Partnership has issued the following Units:

         To General Partner:     10 GP Units

         To WPRH:                100 Class C Units, and S20 Class D Units

         To DCSF:                270 Class B Units

No Class A Units were issued as of the date this amended Agreement was initially adopted, but may be issued as set forth herein.



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         4.2 No Additional Capital Contributions. Under no circumstances will any Limited Partner be required to make any contributions to the capital of the Partnership in excess of his or her Capital Contribution.

         4.3 Capital Accounts. A Capital Account shall be established for each Partner. If any Partner is both a General Partner and a Limited Partner, such Partner will have one Capital Account for both such interests in the Partnership. No Partner shall receive any interest or salary with respect to his Capital Account. No Partner shall have the right to demand the return of his contribution to the capital of the Partnership, except as otherwise provided in this Agreement. Should any Partner become entitled to receive a return of his contribution to the capital of the Partnership, such Partner shall not have the right to receive property other than cash, except as otherwise provided in this Agreement.

         All of the provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.7041(b), and shall be interpreted and applied in a manner consistent with the Regulations. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or any of the Partners) are computed in order to comply with the Regulations, the General Partner may make such modifications, provided that such modifications are not likely to have a material effect on the amounts distributable to any Partner from the Partnership. The General Partner shall also make appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704 1(b) of the Regulations.

         4.4 Loans. Any Limited Partner, with the consent of the General Partner, may lend money to the Partnership. If the General Partner or, with the written consent of the General Partner, any Limited Partner makes any loan or loans to the Partnership, the amount of any such loan shall not be treated as a contribution to the capital of the Partnership but shall be a debt due from the Partnership. Any Partner's loan to the Partnership shall be repayable out of the Partnership's cash and shall bear interest (i) if covered by the Contribution Agreement, under the terms set forth in the Contribution Agreement, and (ii) if not covered by the Contribution Agreement, at prevailing market rates.

ARTICLE 5. ALLOCATIONS

         5.1. Allocations of Profits. Profits for any Partnership fiscal year shall be allocated to the Partners in the following order of priority:

             (a) First, 100% to the General Partner until the cumulative Profits allocated pursuant to this Section for the current and all prior fiscal years are equal to the cumulative Losses allocated to the General Partner pursuant to Section 5.2(b); and

             (b) Second, to the Partners in proportion to each Partner's Sharing Percentage.

         5.2 Allocations of Losses.

             (a) Subject to the limitation in Section 5.2(b) below, Losses for any Partnership fiscal year shall be allocated to the Partners in proportion to each Partner's Sharing Percentage.

             (b) To the extent Losses allocated to a Limited Partner pursuant to
         Section 5.2(a) would create or increase a deficit in the balance of such Limited Partner's Adjusted Capital Account, such Losses shall be allocated instead to the General Partner.

         5.3 Special Allocations. Thee following special allocations shall be made in the following order:

             (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during such year in the manner and amounts provided in Regulation Sections 1.704 2(f)(6), 1.704-2(g)(2), 1.704-2(j)(2)(i) and 1.704-2(i) or any successor provisions. For purposes of this Section 5.3(a), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.3(a) with respect to such fiscal year. This Section is intended to comply with the minimum gain chargeback requirement in Section 1.704 2(f) of the Regulations and shall be interpreted consistently therewith.

             (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article except Section 5.3(a), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the manner and amounts provided in Regulations Sections 1.704-2(i)(4) and 1.704 2(j)(2) (ii) or any successor provisions. For purposes of this Section 5.3(b), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.3(b) with respect to such fiscal year. This Section is intended to comply with the minimum gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith.

             (c) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704 l(b)(2)(u)(d)(4), 1.7041(b)(2)(ii)(d)(5) or
         1.704 1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance, if any, in the Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.3(a) or (b).

             (d) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Limited Partner is obligated to restore pursuant to any provision of this Agreement and
         (ii) the amount such Limited Partner is deemed to be obligated to restore under Sections 1.704-2(g) and 1.704-2(i)(5) of the Regulations, each such Limited Partner shall be allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.3(d) shall be made only if and to the extent that such Limited Partner would have a deficit balance in its Adjusted Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if this Section were not in this Agreement.

             (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partners in proportion to each Partner's Sharing Percentage.

             (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partner who bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704 2(i) of the Regulations.

             (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 7430b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         5.4 Curative Allocations. Notwithstanding any other provision of this
Article 5 (other than Section 5.3), the allocations contained in Section 5.3 shall be taken into account in making the allocations contained in Sections 5.1 and 5.2 so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner under Sections 5.1, 5.2 and 5.3, together, shall be equal to the net amount of such items that would have been allocated to each Partner under Sections 5.1 and 5.2 had the allocations under Section 5.3 not otherwise been provided for. The General Partner shall have reasonable discretion, with respect to each fiscal year, to apply the provisions of this Section 5.4 and thereby allocate income, gain, loss and deduction in such order and proportion as the General Partner deems equitable, practicable and consistent with this Agreement and the applicable Regulations.

         5.5 Tax Allocations.

             (a) Code Section 704(c). If any Partner contributes any property to the Partnership that has a Gross Market Value that is in excess of or less than its adjusted basis for federal income tax purposes at the time of such contribution, then all gain, loss and deduction with respect to the contributed property shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of the variation between the adjusted basis of such property and its initial Gross Market Value as required under Code Section 704(c).

             (b) Partnership Asset Adjustments. In the event the Gross Market Value of any Partnership asset is adjusted pursuant to Section 1.27, subsequent allocations of Partnership income, gain, loss and deduction with respect to such asset, as calculated for tax purposes, shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Market Value in accordance with the principles of Code Section 704(c), as required pursuant to Regulation Section 1.704-l(b)(4)(i).

             (c) Consistent Allocation. Except as provided above in Sections 5.5(a) and (b), Partnership income, gain, loss, deduction and credit, as calculated for tax purposes, shall be allocated among the Partners, to the extent possible, in accordance with the allocations of the corresponding Profits, Losses or items thereof pursuant to Sections 5.1 through 5.3.

             (d) Adjustments by the Partners. Any elections or other decisions related to Partnership tax allocations pursuant to this Section 5.5 shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Partnership tax allocations pursuant to this Section 5.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or distributive Share of the Partner-ship's Profit or Loss (or any item thereof), or Partnership distributions to any of the Partners under this Agreement.

         5.6 Other Allocation Rules.

             (a) In the event that Limited Partners are admitted to the Partnership on different dates during any Partnership fiscal year, Partnership income or loss allocated to the Partners for each such fiscal year shall be allocated among the Partners in proportion to each Partner's Sharing Percentage from time to time during such fiscal year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner.

             (b) For purposes of determining Partnership income, gain, losses and deductions allocable to any period, all such Partnership items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

             (c) The Partners are aware of the income tax consequences of the Partnership allocations made under this Section and hereby agree to be bound by the provisions of this Section in reporting their share of Partnership income and loss for federal income tax purposes.

ARTICLE 6. DISTRIBUTIONS

         6.1 Distribution of Excess Cash. Except as otherwise provided in this Agreement, or as may otherwise be prohibited or required by applicable law, the General Partner may determine in its reasonable judgment to what extent (if any) the Partnership's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, authorized acquisitions, and a seasonable contingency reserve. If such an excess exists, the General Partner may cause the Partnership to distribute to the Partners an amount in cash equal to that excess to the Partners in proportion to each Partner's Sharing Percentage.

         Subject to the foregoing provisions of this Section, it is the understanding of the Partners that the Partnership will, at a minimum, distribute cash on a yearly basis in an amount sufficient to provide each Partner with sufficient funds to pay income tax obligations on Partnership earnings assuming each Partner's Sharing Percentage of such earnings were fully taxable to such Partner at the highest federal individual income tax rate (taking into account the phase-out of exemptions, deductions, and other similar items dependent upon the amount of a taxpayer taxable income, adjusted gross income, or similar income related concepts), plus the highest Kansas individual income tax rate (taking into account the phase-out of the deductions, and other similar items dependent upon the amount of a taxpayer taxable income, adjusted gross income, or similar income-related concepts).

         6.2 Limit on Distributions. The General Partner shall not make distributions to a Partner as provided in Section 6.1 if the result of such distributions would be to cause such Partner to have an Adjusted Capital Account deficit or to have an increase in its Adjusted Capital Account deficits.

         6.3 Compensation or Reimbursement to the General Partner. Authorized amounts payable as compensation or reimbursement to the General Partner or to any Person other than in his capacity as a Partner in the Partnership, such as for services rendered, goods purchase or money borrowed, shall not be treated as a distribution for purposes of this Article 6.

ARTICLE 7. BANK ACCOUNTS, BOOKS OF ACCOUNT, TAX COMPLIANCE AND FISCAL YEAR

         7.1 Bank Accounts; Investments. The General Partner shall establish one or more bank accounts as provided in Section 8.1(g) into which all Partnership funds shall be deposited. No other funds shall be deposited into these accounts. Funds deposited in the Partnership's bank accounts may be withdrawn only to pay Partnership debts or obligations or to be distributed to the Partners under this Agreement. Partnership funds, however, may be invested in such securities and investments, as the General Partner may select, until withdrawn for Partnership purposes; provided, however, that no Partnership funds shall be invested in the securities of Columbia or any Columbia Affiliate unless (i) Approved by the Committee, and, in addition, (ii) such investment is consistent with the General Partner's fiduciary duties hereunder.

         7.2 Books and Records. The General Partner shall keep books of account and records relative to the Partnership's business. The books shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The accrual method of accounting shall also be used by the Partnership for income tax purposes. The Partnership's books and records shall at all times be maintained at the principal business office of the Partnership or its accountants and shall be available for inspection by the Limited Partners or their duly authorized representatives during reasonable business hours. The books and records shall be preserved for four years after the term of the Partnership ends.

         7.3 Determination of Profit and Loss: Audited Financial Statements. All items of Partnership income, expense, gain, loss, deduction and credit shall be determined with respect to, and allocated in accordance with, this Agreement for each Partner for each Partnership fiscal year. Within seventy-five (75) days after the end of each Partnership fiscal year, the General Partner shall cause to be prepared, at Partnership expense, financial statements of the Partnership for the preceding fiscal year, including, without limitation, a balance sheet, profit and loss statement, statement of cash flows and statement of the balances in the Partners' Capital Accounts, prepared in accordance with generally accepted accounting principles consistently applied with prior periods and audited by a major certified public accounting firm. These audited financial statements shall be available for inspection and copying during ordinary business hours at the reasonable request of any Partner, and will be furnished to DCSF and to any other Partner upon written request therefor.

         7.4 Tax Returns and Information. The Partners intend for the Partnership to be treated as a partnership for tax purposes. The General Partner shall prepare or cause to be prepared all federal, state and local income and other tax returns which the Partnership is required to file and shall furnish such returns to the Limited Partners, together with a copy of each Limited Partner's Form K-l and any other information which any Limited Partner may reasonably request relating to such returns, within ninety (90) days after the end of each Partnership fiscal year.

         7.5 Tax Audits. The General Partner shall be the tax matters partner of the Partnership under Section 6231(a)(7) of the Code. The General Partner shall inform the Limited Partners of all matters which may come to its attention in its capacity as tax matters Partner by giving the Limited Partners notice thereof within ten (10) days after becoming so informed. The General Partner shall not take any action contemplated by Sections 6222 through 6232 of the Code unless the General Partner has first given the Limited Partner notice of the contemplated action and received the Approval of the Partners to the contemplated action. This provision is not intended to authorize the General Partner to take any action which is left to the determination of the individual Partner under Sections 6222 through 6232 of the Code.

         7.6 Fiscal Year. The Partnership fiscal year shall be the calendar year.

ARTICLE 8. RIGHTS, OBLIGATIONS, INDEMNIFICATION AND REMOVAL OF THE GENERAL
           PARTNER

         8.1 Rights of the General Partner as Manager. Subject to the limitations imposed upon the General Partner in this Agreement (including, without limitation, Sections 8.3, 8.4, and 12.2), to the fiduciary obligations and limitations imposed upon it at law, and to the express provisions regarding any of the following as may be set forth in the Contribution Agreement, the General Partner shall have full, exclusive and complete duty and right to manage and control, and, within its discretion, shall make all decisions and take any necessary or appropriate action in connection with, the Partnership's business. Without limiting the General Partner's power or authority under this Agreement or the Act, the General Partner may take the following actions if, as, and when it deems any such action to be necessary, appropriate or advisable, at the sole cost and expense of the Partnership, subject however in all respects to the limitations imposed on the General Partner in this Agreement (including, without limitation, Sections 8.3, 8.4 and 12.2):

             (a) Borrow money from any source, including without limitation from the General Partner, Columbia or a Columbia Affiliate and, if security is required therefor' to mortgage or subject to any other security device its interest in the Partnership (including its General Partner interest) or any portion of the Partnership's property, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the General Partner deems, in its sole discretion, to be in the best interest of the Partnership;

             (b) Acquire and enter into any contract of insurance which the General Partner deems necessary and proper for the protection of the Partnership, for the conservation of the Partnership's assets, or for any purpose convenient or beneficial to the Partnership;

             (c) Employ from time to time on behalf of the Partnership, individuals (including employees of the General Partner, the Limited Partners, or any of their Affiliates) on such terms and for such compensation as the General Partner shall determine (but not in an amount which would be considered unreasonable based upon the scope of an individual employee's duties and responsibilities), and to enter into agreements for the transfer of Partnership interests to such persons as expressly permitted below;

             (d) Make decisions as to accounting principles and elections, whether for book or tax purposes (and such decisions may be different for each purpose);

             (e) Set up or modify record keeping, billing and accounts payable accounting systems;

             (f) Lease or purchase real and/or personal property in fulfillment of the Partnership purposes and for the operation of the Hospital and other Partnership property;

             (g) Open checking and savings accounts, in banks or similar financial institutions, in the name of the Partnership, and deposit cash in and withdraw cash from such accounts;

             (h) Adjust, arbitrate, compromise, sue or defend, abandon, or otherwise deal with and settle any and all claims in favor of or against the Partnership, as the General Partner shall, in its sole discretion, deem proper;

             (i) Enter into, make, perform and carry out all types of contracts, leases, and other agreements, and amend, extend, or modify any contract, lease, or agreement at any time entered into by the Partnership, provided that the General Partner uses its best efforts to insure that all such contracts, leases, or agreements are the result of arm's length transactions and are representative of fair market value;

             (j) Execute, on behalf of and in the name of the Partnership, any and all contracts, leases, agreements, instruments, notes, certificates, titles or other documents of any kind or nature as deemed necessary and desirable by the General Partner; and

             (k) Do all acts necessary or desirable to carry out the business for which the Partnership is formed or which may facilitate the General Partner's exercise of its powers hereunder.

         8.2 Right to Rely on General Partner. No person, firm or governmental body dealing with the Partnership shall be required to inquire into, or to obtain any other documentation as to, the authority of the General Partner to take any action permitted under Section 8.1. Furthermore, any person or entity dealing with the Partnership may rely upon a certificate signed by the General Partner as to the following:

             (a) The identity of the General Partner or any Limited Partner,

             (b) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

             (c) The persons or entities who are authorized to execute and deliver any instrument or document of the Partnership; or

             (d) Any act or failure to act by the Partnership on any other matter whatsoever involving the Partnership or any Partner.

         8.3 Specific Limitations on General Partner. Notwithstanding anything to the contrary in this Agreement or the Act, without the prior written approval of all of the Limited Partners to the specific act in question, the General Partner shall have no right, power or authority to do any of the following acts, each of which is considered outside the ordinary course of Partnership business:

             (a) To do any act in contravention of this Agreement;

             (b) To change or reorganize the Partnership into any other legal form;

             (c) To dissolve the Partnership at will.

         8.4 Additional Limitations on the Authority of the General Partner. Without the Approval of the Committee, the General Partner shall have no authority to do any of the following:

             (a) Cease to operate the Surgicenter in substantially the same way as it is operated as of the date of its contribution to the Partnership under the Contribution Agreement, including, but not limited to, maintaining its current operating hours and days and maintaining three operating rooms; or

             (b) Substantially curtail or eliminate a material service being offered at the Hospital; or

             (c) Sell, exchange, lease, assign, or otherwise transfer more than five percent (5%) of the assets of the Partnership (as determined from audited financial statements of the Partnership as of the close of the immediately preceding fiscal year of the Partnership); or

             (d) Approve the annual capital budget, or approve any action which would result in an expenditure or action causing a material variation therefrom or not authorized therein; or

             (e) Encumber more than fifty percent (50%) of the assets of the Partnership or incur debt exceeding fifty percent (50%) of the value of the assets (as determined from audited financial statements of the Partnership as of the close of the immediately preceding fiscal year of the Partnership); or

             (f) Select or appoint the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Director of Nursing; or

             (g) Materially alter existing policies concerning purchasing services and supplies under existing Hospital contracts.

         With respect to 8.4(g), the parties hereto acknowledge and agree that Partnership may participate in Columbia's Group Purchasing Program provided it does not participate in any competing program, and each Partner agrees that all information with regard to pricing or any other terms of the Group Purchasing Program will remain confidential and will not be used by such Partner or the Partnership in any manner or divulged to any other party. The limitations in this Section shall not be applicable to any General Partner or any Liquidator in winding up and liquidating the business of the Partnership.

         8.5 Management Obligations of the General Partner, The General Partner shall devote its time to the Partnership to manage and supervise the Partnership business and affairs, but nothing in this Agreement shall preclude the General Partner, at the expense of the Partnership, from employing any Columbia Affiliate, or a third party if Approved by the Committee, to provide management or other services to the Partnership, always subject, however, to the control of the General Partner. Subject to any other provisions hereof, any transaction between the Partnership and the General Partner, Columbia or any Columbia Affiliate is hereby expressly authorized provided that the terms of such transactions and generally no less favorable to the Partnership than the terms that would be made available to the Partnership in arm's length transactions with independent third parties. Columbia or any Columbia Affiliate shall not be entitled to duplicate compensation (whether by direct billing to the Partnership or through the process of reimbursement) for services which are required to be rendered to the Partnership by the General Partner. The management obligations of the General Partner include the following:

             (a) The General Partner will provide management services in such areas as: long-range planning, management planning, quality assurance programs, materials management, management development, professional recruitment, performance appraisal systems, personnel development, facilities development and productivity improvement programs;

             (b) The General Partner will provide management services in areas such as: budget control systems, financial reporting practices, interfaces with lenders, contractual agreements, business office procedures, accounts receivable management, risk management programs, financial modeling, capital planning, cost accounting analysis and third-party reimbursement;

             (c) The General Partner will provide marketing and corporate communication management services in areas such as: competitive environment assessments, health services marketing, management of community and public relations, product-line analysis, new service development, management of governmental affairs, market research and opinion attitude surveys;

             (d) The General Partner will provide management services for areas such as: service utilization analysis, systems development, supply and charge systems, manpower utilization and control systems, technical clinical skills training, new product evaluation and educational programs for clinical staff;

             (e) The General Partner will provide management services for areas such as: medical staff orientation programs, medical staff issues, practice promotion and selection of physician private practice workshops; and

             (f) The General Partner will encourage the exchange of written materials between Columbia affiliated hospitals subject to confidentiality requirements, will provide the Partnership with access to materials such as: procedures manuals, bylaws, regulations and rules.

         8.6      Indemnification of the General Partner.

             (a) Except to the extent such indemnification may be prohibited by law, and except for acts in violation of any of the obligations of the General Partner or Columbia under any other agreement between or among the General Partner, Columbia, DCSF and the DCSF Affiliates or this Agreement, the Partnership, its receiver, or its trustee shall indemnify, hold harmless, and pay all Judgments and claims against the General Partner relating to any liability or damage incurred or suffered by the General Partner by reason of any act performed or omitted to be performed (but not constituting willful misconduct or gross negligence) by the General Partner or his agents or employees in connection with the Partnership's business, including reasonable attorneys' fees incurred by the General Partner in connection with the defense of any claim or action based on any such act or omission. Such liability or damage caused by the General Partner's acts or omissions in connection with the business of the Partnership includes but is not limited to any attorneys' fees incurred by the General Partner in connection with the defense of any action based on such acts or omissions, which attorneys' fees may be paid as incurred.

             (b) Subject to the exceptions upon indemnification set forth m
         Section 8.6(a), in the event any Limited Partner shall bring a legal action against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, hold harmless, and pay all expenses of the General Partner, including but not limited to attorneys' fees incurred in the defense of such action, unless the General Partner shall be adjudicated guilty of gross negligence or willful misconduct in connection with the performance of its duties as General Partner to the Partnership. For purposes of this Section 8.6, the terms "willful misconduct" or "gross negligence" shall include (but not be limited to) acts of fraud.

             (c) The Partnership shall indemnify, hold harmless, and pay all expenses, costs or liabilities of the General Partner which (or who) for the benefit of the Partnership makes any deposit, acquires any option, makes any payment, or assumes any obligation in connection with any property proposed to be acquired by the Partnership and which (or who) suffers any financial loss as a result of such action.

             (d) Any indemnification required herein to be made by the Partnership shall be made promptly following the fixing of any loss, liability, or damage incurred or suffered. If, at any time, the Partnership has insufficient funds to provide such indemnification as herein provided, it shall provide such indemnification if and as the Partnership generates sufficient funds, and prior to any distribution to the Partners.

         Notwithstanding the foregoing provisions of this Section, the General Partner shall not be indemnified by the Partnership from any liability for actions or omissions that constitute willful misconduct or gross negligence or for actions or omissions that constitute violations of state or federal securities laws (other than as are caused by actions of any Partner other than the General Partner or as are caused by or related to information supplied by any Partner other than the General Partner or statements or representations made by the General Partner in reliance on any warranty or representation of any other Partner or affiliate thereof).

         8.7 Reimbursement. The General Partner shall be entitled to be reimbursed for any and all reasonable costs and expenses incurred by it in connection with managing and operating the Partnership and its properties and business (including, but not limited to, the salaries and benefits of employees working at the Hospital, but other than for services which it is to provide in return for its 2% of Net Revenues from Health Care Services compensation, as set forth in Sections 8.5 and 8.8), subject to the limitations in Section 8.5 and elsewhere herein.

         8.8 Compensation of the General Partner. As compensation and consideration for the performance of its duties and responsibilities as General Partner, the General Partner shall be entitled to receive a monthly management fee of 2% of the Partnership's Net Revenues from Health Care Services for the preceeding month. Such management fee will be paid on or before the twentieth
(20th) day of each month after the month the Partnership starts to conduct business operations. The General Partner shall provide DCSF and each member of the Board of Advisors with complete information regarding the calculation of such fee at the time said fee is paid; and shall make available to the WPRH Members and DCSF Members all supporting information relevant thereto. Subject to the provisions of Section 8.5 and any other express provisions herein, the General Partner may (at General Partner's sole expense) contract with Columbia or any Columbia Affiliate for assistance to it in rendering management services to the Partnership; and may contract wit-in third parties for the same if Approved by the Committee.

         8.9 Removal. Upon the written approval of the Nonaffiliated Limited Partners having a minimum of 90% of the Partner's Sharing Percentages in the Partnership held by Nonaffiliated Limited Partners, the General Partner may be removed from the Partnership for willful misconduct or gross negligence in the performance of its duties hereunder. Removal of the General Partner shall be effective thirty (30) days following receipt by the General Partner of a written notice executed by the requisite Nonaffiliated Limited Partners, as provided in the preceding sentence, referencing its removal and stating the grounds therefor. If the

General Partner is removed as provided herein, all Units in the Partnership held by the General Partner shall automatically be converted to equivalent Units to be held by the General Partner as a Class D Limited Partner. If the General Partner is removed from the Partnership and the Partnership is not reconstituted, but rather is liquidated in accordance with this Agreement, then the General Partner shall be entitled to receive from the Partnership only the liquidation distributions to which it is entitled pursuant to this Agreement. Nothing in this Section shall affect any interest in the Partnership the General Partner may own in its capacity as a Limited Partner.

         Nothing in the preceding paragraph shall preclude any Partner (whether or not such Partner participates in a vote to remove the General Partner, and irrespective of the outcome of any such vote) from seeking such removal in connection with any proper judicial proceeding. In addition, the removal of a General Partner shall not preclude, in a proper case, any action by a Partner or the Partnership to recover money damages from the General Partner, whether or not based upon the same grounds relied upon for the removal of the General Partner.

         8.10 Compliance with Law. The General Partner shall at all times use its good faith best efforts to cause the Partnership to comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, including, without limitation, the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments to the Social Security Act (presently codified in Section 1128B(b) of the Social Security Act), the federal "anti-dumping" law, the various items of legislation known as the "Stark Bill," and Kansas laws corresponding in structure to the foregoing federal laws. The General Partner shall institute a formal compliance program to ensure compliance with the foregoing laws.

ARTICLE 9. RIGHTS AND STATUS OF LIMITED PARTNERS

         9.1 General. The Limited Partners have the rights and the status of limited partners under the Act. The Limited Partners shall not take part in the management or control of the Partnership business, or sign for or bind the Partnership, such powers being vested exclusively in the General Partner.

         9.2 Limitation of Liability. No Limited Partner shall have any personal liability whatever, solely by reason of his status as a Limited Partner of the Partnership, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's obligation to contribute his Capital Contribution to the Partnership.

         9.3 Bankruptcy; Death; Etc. Neither the Bankruptcy, death, disability nor declaration of incompetence or incapacity of a Limited Partner shall dissolve the Partnership, but the rights of a Limited Partner to share in the Profits and Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such an event, devolve upon the Limited Partner's estate, legal representative or successor in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership under the Act. The Limited Partner's estate, representative or successor in interest shall be entitled to receive distributions and allocations with respect to such Limited Partner's interest in the Partnership and shall be liable for all of the obligations of the Limited Partner. Furthermore, the Limited Partner's estate, representative or successor in interest shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not be entitled to any of the rights of a general partner or limited partner under the Act or this Agreement unless such estate, representative or successor in interest is admitted to the Partnership as a Substituted Limited Partner.

ARTICLE 10. SPECIAL COVENANTS OF THE PARTNERS

         10.1 Covenant Not to Compete. Except as otherwise provided in this
Section 10.1, each Class A and Class C Limited Partner agrees that while he is a Limited Partner and for two (2) years thereafter neither be nor any of his Affiliates shall, directly or indirectly, hold an ownership interest in an acute care hospital, specialty hospital, comprehensive rehabilitation facility, rehabilitation agency, diagnostic imaging center, inpatient or outpatient psychiatric or substance abuse facility, or ambulatory or other type of surgery center that is located within a forty (40) mile radius of the hospital ("Competing Business") without the prior written consent of the General Partner. Each Class A and Class C Limited Partner expressly agrees that neither he nor any of his Affiliates shall violate the teens of this Section 10.1 while such Limited Partner is a limited partner of the Partnership and for a period of two
(2) years thereafter. Notwithstanding anything to the contrary in this Section 10.1, no Class A or Class C Limited Partner will be in violation of this Section
10.1 if such Limited Partner or any Affiliate of such Limited Partner held an ownership interest in a Competing Business, and each such Limited Partner who holds or whose Affiliate holds such an interest shall have given. written notice thereof to the General Partner on or before the earlier of (i) delivery of his or her subscription agreement for the first Class A or Class C Unit acquired or
(ii) the acquisition of the first said Unit. Nothing in this Section 10.1 is intended to prevent such a Limited Partner from being a member of the medical staff of, or referring patients to, any other hospital.

         Notwithstanding anything else contained in this Section 10.1, Columbia and the Columbia Affiliates are prohibited from acquiring, directly or indirectly, an interest in any Competing Business located within a forty (40) mile radius of the Hospital, other than through the Partnership, unless Nonaffiliated Limited Partners owning a majority of the aggregate Partner's Sharing Percentage of the Nonaffiliated Limited Partners fail to approve a proposal by the General Partner for the Partnership to acquire such interest on the same basis, at a meeting called to vote on such issue in accordance with Article 11 hereof, or unless such meeting is not held within thirty (30) days after the date upon which the Limited Partners are given notice of such proposal.

         10.2 Limitation. In the event of an actual or threatened breach by any of the Class A or Class C Limited Partner or the General Partner of Section 10.1, any party to this Agreement shall be entitled to an injunction in any appropriate court in Kansas, or elsewhere, restraining the actual or threatened breach by such Partner. If a court shall hold that the duration and/or scope (geographic or otherwise) of the covenant contained in Section 10.1 is unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and judicially enforceable. The parties agree to accept such determination, subject to their rights of appeal, which the parties hereto agree shall be substituted in place of any and every offensive part of this Agreement, and as so modified, the Agreement shall be as fully enforceable as if set forth herein by the parties in the modified form. Nothing herein stated shall be construed as prohibiting any party hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

         10.3 Capital Improvements. The General Partner agrees, and the Partners contemplate, that the Partnership will (subject to the identification of proper projects) expend up to the amount of One Million Dollars ($1,000,000) per annum for capital expenditures during the first five (5) years of this Agreement. These expenditures will be discussed and approved by the Board of Advisors, as contemplated in Section 8.4 above in connection with the annual establishment of a capital budget.

ARTICLE 11. MEETINGS AND MEANS OF VOTING

         11.1 Meetings of the Partners. Meetings of the Partners may be called by the General Partner and shall be promptly called upon the written request of any one or more Limited Partners who own in the aggregate 10% or more of the aggregate Partner's Sharing Percentage in the Partnership. The notice of a meeting shall state the nature of the business to be transacted at such meeting, and actions taken at any such meeting shall be limited to those matters specified in the notice of the meeting. Notice of any meeting shall be given to all Partners not less than three (3) and not more than thirty (30) days prior to the date of the meeting. Partners may vote in person or by proxy at such meeting.

         Except as otherwise expressly provided in this Agreement or required by the express provisions of the Act (without regard to future amendment), the requisite vote of the Partners shall be the Approval of the Partners which shall control all decisions for which the vote of the Partners is required hereunder. Each Partner's voting rights shall be the same as that Partner's Sharing Percentage at the time of the vote. The presence of any Partner at a meeting shall constitute a waiver of notice of the meeting with respect to such Partner. The Partners may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. A Partner's participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

         11.2 Vote By Proxy. Each Limited Partner may authorize any person or entity to act on the Partner's behalf by proxy on all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner authorizing such proxy or such Limited Partner's attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner-executing it.

         11.3 Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or by a person or entity appointed by the General Partner. The meeting shall be conducted pursuant to such rules as may be adopted by the General Partner or the person or entity appointed by the General Partner for the conduct of the meeting.

         11.4 Action Without a Meeting. Notwithstanding anything to the contrary in this Agreement, any action that may be taken at a meeting of the Partners may be taken without a meeting if a consent in writing setting forth the action so taken is Approved by the Partners. In the event any action is taken pursuant to this Section, it shall not be necessary to comply with any notice or timing requirements set forth in this Article. Prompt written notice of the taking of action without a meeting shall be given to the Partners who have not consented in writing to such action.

         11.5 Closing of Transfer Record; Record Date. For the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners, any reconvening thereof, or by consent, the General Partner may provide that the transfer record shall be closed for at least ten (10) days immediately preceding such meeting (or such shorter time as may be reasonable in light of the period of the notice) or the first solicitation of consents in writing. If the transfer record is not closed and if no record date is fixed for determining the Partners entitled to notice of or to vote at a meeting of Partners or by consent, the date on which the notice of the meeting is mailed or the first written consent is received by the General Partner shall be the record date for such determination.

ARTICLE 12. BOARD OF ADVISORS; GRIEVANCE PROCEDURE

         12.1 Board of Advisors. Effective for all purposes on the date of this Agreement, the General Partner and DCSF shall form a management committee for the Partnership (the "Board of Advisors") by appointing thereto five WPRH Members and five DCSF Members, as applicable. The Board of Advisors shall be created and operate to consider those matters pertaining to the business of the Partnership for which Approval of the Committee is required.

         12.2 Authority of the Board of Advisors. In addition to considering those matters pertaining to the business of the Partnership for which Approval of the Committee is required, the Board of Advisors shall review, advise and make recommendations with respect to the following matters related to operating and managing the Hospital:

             (a) Operating and managing the Hospital in accordance with accreditation guidelines of JCAHO:

             (b) Establishing new services and program to be offered by the Hospital;

             (c) Establishing budgets for the Hospital;

             (d) Establishing strategic plans for the Hospital;

             (e) Establish quality of care standards the Hospital;

             (f) Reviewing operating results, both revenues and expenses;

             (g) Establishing contracts and other arrangements with Physicians, and

             (h) Reviewing at each meeting the calculation of the General Partner's compensation under Section 8.8 hereof.

In order that the Board of Advisor's duties may be properly carried out hereunder, the General Partner shall notify all members of the Board of Advisors of all information relevant to the forgoing (and provide each member to whatever other information the member shall reasonably request to inform himself or herself about the same), and shall afford the Board of Advisors sufficient time and opportunity to review, advise and make recommendations with respect to the same.

         12.3 Manner of Exercise of Board of Advisors' Authority. All responsibilities granted to the Board of Advisors under this Agreement shall be exercised by the Board of Advisors as a body, and no member of the Board of Advisors, acting alone, shall have the authority to act on behalf of the Board of Advisors.

         12.4 Meetings of the Board of Advisors. The Board of Advisors shall hold regular meetings on at least a quarterly basis. In addition, each member of the Board of Advisors shall be available at all reasonable times to consult with other members of the Board of Advisors on matters relating to the duties of the Board of Advisors. Meetings of the Board of Advisors shall be held at the call of the General Partner, the Chairman of the Board of Advisors, or the WPRH Members or DCSF Members requesting such meeting through such Chairman, upon not less than five (5) business days written or telephonic notice to the members of the Board of Advisors, such notice specifying all matters to come before the Board of Advisors for action at such meeting. The presence of any member of the Board of Advisors at a meeting shall constitute a waiver of notice of the meeting with respect to such member. The members of the Board of Advisors may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A member's participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement. Proxy votes shall be permitted as established in accordance for proxies at meetings of the Partners.

         12.5 Grievance Procedure. If one (or more) Limited Partners owning in the aggregate 50 or more Units has a grievance against the Partnership or the operation of the Hospital, said Partner(s) shall set forth the grievance in full in writing and submit it to the General Partner with a formal statement that the provisions of this Section 12.5 are being invoked. If the matter is not resolved to the satisfaction of the complaining Partner(s) within 20 days, either the General Partner or the complaining Partner(s) shall have the right and privilege to send a copy of the grievance to the Division President of Columbia for the Kansas City Division (or to any person having responsibilities similar to that office as conducted as of the date this Agreement is signed). The Division President shall meet personally with representatives of the General Partner and with the complaining Partner(s), in Dodge City, Kansas, in an effort to mediate and resolve the grievance. If those efforts fail to reach a satisfactory solution within 30 days after the matter is referred to the Division President of Columbia for said Division, then either the General Partner or the complaining Partner(s) shall have the right and privilege to send a copy of the grievance to the Group President of Columbia for the Central Group (or to any person having responsibilities similar to that office as conducted as of the date this Agreement is signed). The Group President shall meet personally with representatives of the General Partner and with the complaining Partner(s), in Dodge City, Kansas, in an effort to mediate and resolve the grievance. If those efforts fail to reach a satisfactory solution within 30 days after the matter is referred to the Group President of Columbia for said Group, then either the General Partner or the complaining Partner(s) shall be entitled to transfer the grievance to the Chief Operating Officer of Columbia, who shall meet with representatives of the General Partner and with the complaining Partner(s) in an effort to mediate a resolution of the grievance. General Partner shall utilize its best efforts to secure the cooperation of the Columbia personnel designated above; it being acknowledged and agreed that Columbia, as part of the negotiation of this Agreement, represented that its personnel would be available and willing to undertake the foregoing. Nothing herein shall preclude any party from pursuing such other remedies at it may have, regardless of whether and either before or after this grievance procedure is pursued.

ARTICLE 13. TRANSFER OF RIGHTS AND ADDITIONAL LIMITED PARTNERS

         13.1 Transfers By Limited Partners; General Provisions. A Limited Partner may sell, assign, transfer, pledge or hypothecate all or any part of his, her, or its Units in the Partnership only in strict accordance with the provisions of this Section, Section 14, and the other provisions of this Agreement, and then (unless otherwise expressly provided herein) only with the prior consent of the General Partner. The General Partner in its sole discretion may withhold its consent to any transfer for which such consent is required with or without reasonable cause. Except for transfers to DCSF under Section 13.4(c), a Limited Partner, with the prior consent of the General Partner, may only sell his interest in the Partnership if the following conditions are satisfied:

              (a) The sale, transfer or assignment is with respect to one or more Units, and is

                  (i) In the case of Class A Units, to another Qualified
              Purchaser or the Partnership, or

                  (ii) In the case of Class B Units, to DCSF or a DCSF
              Affiliate, to the General Partner, WPRH, a transferee Approved by the Committee, or as otherwise expressly set forth herein,

                  (iii) In the case of Class C Units, to a Qualified Class C
              Limited Partner, Columbia, Columbia Affiliate, General Partner, WPRH, or a transferee Approved by the Committee,

                  (iv) In the case of Class D Units, to the General Partner,
              WPRH, Columbia, any Columbia Affiliate, or a transferee Approved by the Committee (or, if applicable under Section 14.1(d) below, approved the Nonaffiliated Limited Partners as defined and applied in said Section);

              (b) The sale, transfer or assignment, when aggregated with any prior sales, transfers or assignments of Partnership interests, does not result in a sale or exchange within a twelve (12) month period of 50% or more of the total interests in the Partnership's capital and profits within the meaning of Code Section 708(b);

             (c) The Limited Partner and his transferee execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as are in form and substance satisfactory to the General Partner;

             (d) Unless waived in writing by the General Partner, the Limited Partner delivers to the General Partner an opinion of counsel satisfactory to the General Partner, covering such securities and tax laws and other aspects of the proposed transfer as the General Partner may reasonably request;

             (e) The Limited Partner has furnished to the transferee a written statement showing the name and taxpayer identification number of the Partnership in such form and together with such other information as may be required under Section 6050K of the Code and the Regulations thereunder; and

             (f) The Limited Partner pays the Partnership a transfer fee that is sufficient to pay all reasonable expenses of the Partnership in connection with such transaction.

         Any Limited Partner who thereafter sells, assigns or otherwise transfers all or any portion of his interest in the Partnership shall promptly notify the General Partner of such transfer and shall furnish to the General Partner the name and address of the transferee and such other information as may be required under Section 6050K of the Code and the Regulations thereunder.

         Notwithstanding the foregoing o, any other provisions hereof, DCSF shall be entitled without the consent of the General Partner:

             (i) To pledge, encumber, or otherwise give as collateral for loans or other indebtedness the proceeds of which are used in connection with the redemption of any DCSF shareholder, all or any of its Class B Units or any other Units held by it, and the pledgee or other holder of any such pledge, encumbrance, or security interest may exercise its rights with respect thereto, including without limitation, its rights to foreclose, transfer, convey, sell or assign such partnership interest or Units, without the consent of, or notice to, any other Partner; and

             (ii) Transfer all of its Class B Units or other Units held by it to one DCSF Affiliate (if said DCSF Affiliate agrees to be bound by the provisions hereof).

         13.2 Substituted Limited Partner. No Person taking or acquiring, by whatever means, the interest of any Limited Partner in the Partnership shall be admitted as a Substituted Limited Partner without the consent of the General Partner (which consent may be unreasonably withheld) and unless such Person:

             (a) Elects to become a Substituted Limited Partner by delivering notice of such election to the Partnership;

             (b) Executes, acknowledges and delivers to the Partnership such other instruments as the General Partner may deem necessary or advisable to effect the admission of such person as a Substituted Limited Partner, including, without limitation, the written acceptance and adoption by such person of the provisions of this Agreement; and

             (c) Pays a transfer fee to the Partnership in an amount sufficient to cover all reasonable expenses connected with the admission of such person or entity as a Substituted Limited Partner.

         13.3 Bans Adjustment. Upon the transfer of all or part of an interest in the Partnership, at the request of the transferee of the interest the General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to
Section 754 of the Code or the corresponding provisions of subsequent law, to adjust the basis of the Partnership properties as provided by Sections 734 and 743 of the Code.

         13.4 Transfer by General Partner.

              (a) The Limited Partners have entered into this Agreement, in part, based upon the identity of the General Partner. Therefore, except as expressly provided in this Section, the General Partner, in its capacity as General Partner, may not withdraw from the Partnership or sell, assign, hypothecate or otherwise transfer, voluntarily or by operation of law, all or any part of its GP Units to any person or entity. In all events, and regardless of whether any transfer of GP Units has occurred, the General Partner shall at all times remain a Columbia Affiliate (except as set forth in Section 13.4(c) immediately below).

              (b) The General Partner or any Columbia Affiliate holding any GP Units may, if all other provisions of this Agreement are satisfied, do the following without the consent of any Partner if, but only if, the General Partner shall at all times remain a Columbia Affiliate and retain operational control of the Partnership:

                  (i) Pledge, encumber, or otherwise give as collateral for
              loans or other indebtedness, all or any of its GP Units or any other Units held by it, and the pledgee or other holder of any such pledge, encumbrance, or security interest may exercise its rights with respect thereto, including without limitation, its rights to foreclose, transfer, convey, sell or assign such general partnership interest or Units, without the consent of, or notice to, any other Partner (provided, however, that any such foreclosure or shift in operational control shall render the General Partner before such foreclosure liable for damages for the breach of the covenant made in this Section that the General Partner having operational control shall at all times remain a Columbia Affiliate); and

                     (ii) Transfer all of its GP Units or other Units held by it to one Columbia Affiliate (if said Columbia Affiliate agrees to be bound by the provisions hereof, and Western Plains Regional Hospital, Inc. remains liable as a guarantor for the faithful performance of this Agreement by said Columbia Affiliate).

             (c) If General Partner, Columbia, and/or any Columbia Affiliate(s) holding Units (collectively, the "Selling Partners") receive or obtain an offer from a party which is not Columbia or a Columbia Affiliate to acquire in any manner any of their GP Units, then said offer may be accepted if, but only if, all 10 GP Units, all 100 Class C Units, and all S20 Class D Units are to be sold as part of the offer, and said Units ("Single Package Units") are first offered to DCSF in accordance with the following procedure: The Selling Partners shall promptly notify DCSF in writing of the offer received, including the name of the offeror, the proposed purchase price and the other terms and conditions of the offer. DCSF shall have the option for a period of sixty (60) days from the day it receives notice of such offer to agree to purchase the Single Package Units on the same terms and conditions contained in the offer. DCSF may exercise its option by notifying the General Partner prior to the end of the sixty (60) day period of its agreement to exercise the option. If DCSF fails to or indicates in writing that it will not exercise the option within the period provided, or if DCSF exercises the option but fails to effect the purchase within the later of the period prescribed in such offer or a reasonable time, the Selling Partners may convey or dispose of the Single Package Units but only at the price, terms and conditions, and to the party specified in the offer notice to DCSF. If terms and conditions more favorable to the proposed purchaser than, or in any material manner different from, those offered to the Selling Partners should be agreed to by the Selling Partners and such third party purchaser, DCSF shall again have the option to purchase Single Package Units upon and subject to the more favorable or different purchase terms in accordance with this section.

         13.5 Restriction of Transfer By General Partner. Except for transfers otherwise permitted pursuant to Section 13.4(c) hereof, the General Partner may not transfer any Units in the Partnership in a manner which would result in the termination of the Partnership for federal income tax purposes or constitute an event of default (or an event which, upon notice or the passage of time, or both, would constitute a default) under any agreement or instrument by which the Partnership borrowed money or by which its assets are encumbered, and any such attempted transfer shall be null and void.

         13.6 Admission of Class A Limited Partners. The General Partner is authorized to issue the authorized but unissued Class A Units to persons who are

Qualified Purchasers and to admit them to the Partnership as Additional Limited Partners, which in all instances shall comply with applicable securities laws. Except as provided in this Section, the General Partner shall have complete discretion in determining the consideration to be paid therefor, which must be based on fair market value (which must be fully paid in cash or property at the time of subscription) and the terms and conditions with respect to the Partnership for admitting Additional Limited Partners; provided, however, that for the one-year period following the Initial Closing, the General Partner may not sell Class A Units for less than $15,000 per Unit. The General Partner will not permit any person or entity to become an Additional Limited Partner unless such person or entity certifies in writing to the General Partner that the person is a Qualified Purchaser and agrees to be bound by the terms of this Agreement. The General Partner shall do all things necessary to comply with the Act and is authorized to do all things it deems to be necessary or advisable in connection with the Partnership for admitting any Additional Limited Partner, including, but not limited to, complying with any statute, rule, regulation or guideline issued by any federal, state or other governmental agency.

         13.7 Transfer Procedures. The General Partner shall establish a transfer procedure consistent with this Article 13 to ensure that all conditions precedent to the admission of a Substituted Limited Partner or Additional Limited Partner have been complied with, and shall execute a certificate that such covenant has been complied with and shall, upon the written request of any Limited Partner, deliver to such Limited Partner a copy thereof.

         13.8 Invalid Transfer. No transfer of an interest in the Partnership that is in violation of Article 13 shall be valid or effective, and the Partnership shall not recognize any improper transfer for the purposes of making allocations, payments of profits, return of capital contributions or other distributions with respect to such Partnership interest, or part thereof. The Partnership may enforce the provisions of this Article ? either directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed transfers not in accordance with Article 13.

         13.9 Distributions and Allocations in Respect of a Transferred Ownership Interest. If any Partner sells, assigns or transfers any part of his interest in the Partnership during any accounting period in compliance with the provisions of this Article 13, Partnership income, gain, deductions and losses attributable to such interest for the respective period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the applicable accounting period in accordance with Code Section 706(d), using the daily proration method. All Partnership distributions on or before the effective date of such transfer shall be made to the transferor, and all such Partnership distributions thereafter shall be made to the transferee. Solely for purposes of making Partnership tax allocations and distributions, the Partnership shall recognize a transfer on the day following the day of transfer. Neither the Partnership nor the General Partner shall incur any liability for making Partnership allocations and distributions in accordance with the provisions of this Section, whether or not the General Partner or the Partnership has knowledge of any transfer of any interest in the Partnership or part thereof where the transferee is not admitted as a Substituted Limited Partner.

         13.10 Additional Requirements of Admission to Partnership. The General Partner shall not admit any Person as a Limited Partner if such admission would have the effect of causing the Partnership to be re-classified for federal income tax purposes as an association (taxable as a corporation under the Code), or which would violate any Medicare or other health care law, rule or regulation, or which would violate applicable exemptions from securities registration and securities disclosure provisions under federal and state securities laws.

         13.11 Amendment to Exhibit "A". The General Partner shall amend Exhibit "A" attached to this Agreement from time to time to reflect the admission of any successor General Partner, Substituted Limited Partners or Additional Limited Partners, or the termination of any Partner's interest in the Partnership.

ARTICLE 14. PARTNERSHIP'S RIGHT TO LIQUIDATE PARTNERSHIP INTERESTS

         14.1 Right of First Refusal.

              (a) Class A Units. If any Class A Limited Partner receives or obtains an offer from a third-party (who must be a Qualified Purchaser) to acquire in any manner all or any part of his Class A Units in the Partnership, which offer the Class A Limited Partner intends to accept, the Class A Limited Partner shall promptly notify the General Partner in writing of the offer received, including the name of the offeror, the number of whole or partial Units offered to be purchased, the proposed purchase price and the other terms and conditions of the offer. The Partnership shall have the option for a period of thirty
         (30) days from the day it receives notice of such offer to liquidate such Class A Limited Partner's interest in the Partnership on the same terms and conditions contained in the offer. The Partnership may exercise its option by notifying the Class A Limited Partner prior to the end of the thirty (30) day period of its intent to exercise the option. If the Partnership fails to or indicates in writing that it will not exercise the option within the period provided, or if the Partnership exercises the option but fails to effect the liquidation within a reasonable time thereafter, the Class A Limited Partner, in accordance with and subject to the provisions of Article 13 (including, without limitation, the General Partner's right to approve such transfer), may convey or dispose of the part of the Class A Limited Partner's interest in the Partnership that was the subject of the offer but only at the price, terms and conditions, and to the party specified in the notice to the Partnership. If terms and conditions more favorable to the proposed purchaser than, or in any material manner different from, those offered to the Partnership should be agreed to by the Class A Limited Partner and such third party purchaser, the Partnership shall again have the option to liquidate the Class A Limited Partner's interest in the Partnership which is subject to the more favorable or different purchase terms in accordance with this Section. Neither the General Partner nor the Partnership shall be liable or accountable to any Class A Limited Partner who attempts to transfer his interest in the Partnership for any loss, damage, expense, cost, or liability resulting from the Partnership's exercise or failure to exercise the purchase option under this Section, delay in notifying the Class A Limited Partner of the Partnership's intention not to exercise the purchase option, or its enforcement of the requirements of this Section in the event that it elects not to exercise the purchase option. The Partnership's failure to exercise the purchase option or to indicate in writing that it is electing not to exercise the option shall not be deemed a consent of the General Partner to allow any third party transferee to become a Substituted Class A Limited Partner, such consent being controlled by the provisions of Article 13.

             (b) Class B Units. Class B Units may only be held by DCSF or DCSF Affiliates, the General Partner, WPRH, as Approved by the Committee, or as otherwise expressly permitted in Section 13.1(a)(ii); provided, however, that if at any time Class B Units are to be transferred upon the Approval of the Committee other than to DCSF, DCSF Affiliates, or the General Partner, the right of first refusal set forth in Section 14.1(a) above shall apply the same as if it referred to Class B Units rather than Class A Units.

             (c) Class C Units. Except for transfers to DCSF under Section 13.4(c), Class C Units may only be held by Qualified Class C Limited Partners, Columbia, Columbia Affiliates, or as Approved by the Committee; provided, however, that if at any time Class C Units are to be transferred (other than pursuant to Section 13.4(c)) with the Approval of the Committee other than to a Qualified Purchaser, Columbia, or a Columbia Affiliate, the right of first refusal set forth in Section 14.1(a) above shall apply the same as if it referred to Class C Units rather than Class A Units (and the decision of whether or not the Partnership shall exercise said right of first refusal shall be made by a majority vote of the Nonaffiliated Limited Partners).

             (d) Class D Units. Except for transfers to DCSF under Section 13.4(c), Class D Units may only be held by the General Partner, WPRH, Columbia, or any Columbia Affiliate, or as Approved by the Committee; provided, however, that if at any time Class D Units are to be transferred

         (other than pursuant to Section 13.4(c)) with the Approval of the Committee other than to a Columbia or a Columbia Affiliate, the right of first refusal set forth in Section 14. l(a) above shall apply the same as if it referred to Class D Units rather than Class A Units (and the decision of whether or not the Partnership shall exercise said right of first refusal shall be made by a majority vote of the Nonaffiliated Limited Partners).

         14.2 Occurrence of Terminating Event or Adverse Terminating Event.

              (a) In the event a Terminating Event shall occur with respect to any Class A Limited Partner as set forth in Section 1.48, such Partner, or the Partner's successor or other legal representative, shall give written notice thereof to the Partnership within thirty (30) days of the occurrence of such event. Upon the receipt of such notice, the Partnership shall have the right, but not the obligation, for the ensuing sixty (60) days to elect to liquidate such Partner's interest in the Partnership. If the Partnership has not received written notice of a Terminating Event with respect to any Class A Limited Partner as required under this Section 14.2(a), the Partnership will have the right to elect to liquidate such Partner's interest in the Partnership for sixty (60) days after the Partnership has actual knowledge of the occurrence of any such event and gives written notice thereof to the Class A Limited Partner. Notwithstanding anything to the contrary in this Agreement, the failure of a Class A Limited Partner to notify the Partnership of the occurrence of a Terminating Event as required under this Section shall not constitute the occurrence of an Adverse Terminating Event.

              (b) In the event the General Partner determines that an Adverse Terminating Event has occurred with respect to any Class A Limited Partner, the Partnership shall give written notice thereof to such Partner and, for a period of sixty (60) days from the date of such notice, the Partnership shall have the right, but not the obligation, to elect to liquidate such Partner's interest in the Partnership.

              (c) In the event the Partnership does not elect to exercise its right to liquidate such Partner's interest in the Partnership pursuant to subsections (a) or (b) above, then the Class B Limited Partner(s) shall have the right to purchase such Partner's interest, pursuant to the terms provided in Section 14.3 hereof.

         14.3 Payment for Partnership Interest.

              (a) If any Class A Limited Partner's interest in the Partnership is liquidated because of the occurrence of a Terminating Event prior to the third anniversary of the date of this Agreement, the amount the Partnership will pay for each Unit owned by such Partner shall be equal to the greater of (i) the "Fair Market Value" of each of his Units, as determined in accordance with Section 14.3(c); or (ii) the amount the Partner paid to acquire his Units less any distributions to such Partner pursuant to
         Section 6.1 hereof; and if any Class A Limited Partner's interest in the Partnership is liquidated because of the occurrence of a Terminating Event on or after the third anniversary of the date of this Agreement, the amount the Partnership will pay for each Unit owned by such Partner shall be equal to the "Fair Market Value" of each of his units as determined in accordance with Section 14.3(c).

              (b) If the Partnership liquidates any Class A Limited Partner's interest in the Partnership as a result of an Adverse Terminating Event, the amount to be paid by the Partnership to such Partner shall be equal to the lesser of (i) the Fair Market Value of such Partner's interest, as determined in accordance with Section 14.3(c); or (ii) the amount paid by the Class A Limited Partner to acquire his Units less any distributions to such Partner pursuant to Section 6.1 hereof.

              (c) If the Partnership liquidates any Class A Limited Partner's interest in the Partnership as provided in this Section, the Fair Market Value of each Unit owned by such Class A Limited Partner shall be equal to four (4) times the average annual Net Cash from Operations distributed with respect to a Unit during the three (3) years immediately preceding the date a Terminating Event (or Adverse Terminating Event, as the case may be) has occurred with respect to such Partner (or if the Partnership teas been in existence for less than three (3) years, an annual average for the period of time the Partnership has been in existence). For purposes of this Section 14.3(c), the term "Net Cash From Operations" means the gross cash revenues received from Partnership operations less amounts used to pay or establish reserves for all Partnership expenses, debt payments (principal and interest), capital improvements, capital replacements and contingencies, all as determined by the General Partner. Net Cash From Operations shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

              (d) If the Partnership liquidates any Class A Limited Partner's interest in the Partnership as provided in this Section, the Partnership shall pay any such amounts owed therefor to such Partner or its successor in a lump sum or, at the discretion of the General Partner, in up to sixty (60) equal monthly payments with interest at the "prime" or base rate as established from time to time by Chemical Bank on the unpaid principal balance. If the General Partner exercises its discretion to pay for a liquidated Partnership interest in monthly installments, the first such installment will be paid to the Partner or his successor in interest on the first day of the month after thirty
         (30) days have expired since the Partner's interest in the

         Partnership has been terminated. Each subsequent installment shall be paid on the first day of each successive month until the full amount owed to the Partner or its successor in interest has been paid. The Partnership's obligation to pay the Partner in monthly installments under this Section will be evidenced by a nonrecourse promissory note executed by the General Partner on behalf of the Partnership.

         14.4 Subsequent Legislation. If the Class A Limited Partners are prohibited from owning an interest in the Partnership as a result of the enactment of any statute, regulation or other law or the judicial or administrative interpretation of any existing or future statute, regulation or other law, the Partnership will liquidate the interests in the Partnership of all the Class A Limited Partners as provided in this Section. The Partnership shall pay each such Class A Limited Partner for his interest in the Partnership the greater of (i) the "Fair Market Value" of each of his Units, as determined in accordance with Section 14.3(c), or (ii) the amount the Partner paid to acquire his Units less any distributions to such Partner pursuant to Section 6.1 hereof; and if any Class A Limited Partner's interest in the Partnership is liquidated because of the occurrence of a Terminating Event on or after the third anniversary of the date of this Agreement, the amount the Partnership will pay for each Unit owned by such Partner shall be equal to the "Fair Market Value" of each of his units as determined in accordance with Section 14.3(c). Such amount will be paid to each Limited Partner in eighty-four (84) equal monthly payments with interest on the unpaid principal balance at the rate announced from time-to-time by Citibank as its "prime" or base rate, as such rate may be in effect. The first such installment shall be paid to each such Limited Partner on the first day of the month after thirty (30) days have expired since the Partner's interest in the Partnership had been terminated, with subsequent installments paid on the first day of each successive month thereafter until paid in full. The Partnership's obligation to pay such Limited Partners in eighty-four (84) equal monthly installments under this Section will be evidenced by nonrecourse promissory notes executed by the General Partner on behalf of the Partnership.

ARTICLE 15. DISSOLUTION

         15.1 Causes. Each Partner expressly waives any right which he or it might otherwise have to dissolve the Partnership except as set forth in this Article. The Partnership shall be dissolved upon the first to occur of the following:

              (a) The Approval by the Partners of an instrument dissolving the Partnership;

              (b) the occurrence of any other circumstance which, by law, would require that the Partnership be dissolved, including, but not limited to, the Bankruptcy, dissolution, removal, or any other occurrence which would legally disqualify the General Partner from acting hereunder;

              (c) The General Partner determines in its reasonable discretion, backed in all events by an unqualified opinion of outside legal counsel addressed to the Partnership and its Partners and reasonably acceptable to a majority of the Nonaffiliated Limited Partners, that a rule, ordinance, regulation, statute or government pronouncement has been enacted that would make any material aspect of this Agreement or the activities conducted by the Partnership unlawful or eliminate or substantially reduce, either directly or indirectly, the benefits that would accrue to the Partners (including the General Partner) with respect to continuing the Partnership's business operations, and that there is no reasonable way in which the Partnership's operations can be conformed to the requirements of said law; or

              (d) December 31, 2050.

         Nothing contained in Section 15.1(b) is intended to grant to any Partner or Partners the right or power to dissolve the Partnership other than in accordance with Sections 15.1(a), (c), and (d). Dissolution pursuant to Section 15.1(b) or other than in accordance with Sections 15.1(a), (c), and (d) shall be considered breach of the Agreement if effected by the actions or inactions of one or more Partners; and nothing herein shall exonerate any Partner from liability to the Partnership and the remaining Partners if said Partner's actions or inactions caused or impermissibly contributed to such a dissolution.

         15.2 Reconstitution. If the Partnership is dissolved as a result of an event other than as permitted in Sections 15.1(a), (c), and (d), and the Partnership may be continued if a successor general partner is selected, the Partnership may be reconstituted and its business continued if, within ninety
(90) days after the date of dissolution, a majority of Nonaffiliated Limited Partners affirmatively elect to reconstitute the Partnership, agree on the identity of the new general partner or partners, and execute an instrument confirming such facts. At such time, without the execution or delivery of additional instruments, the GP Units held by the General Partner shall be converted into interests of limited partner interest; the successor general partner shall entitled (upon reaching a mutually satisfactory agreement with the holder thereof) to acquire any Unit of Limited Partnership interest (which acquired Units, upon such transfer, shall be deemed to have been converted into Units representing a general partner's interest), and all provisions of this Agreement restricting the General Partner to being Columbia or a Columbia Affiliate, or permitting any transfer of GP Units to Columbia or Columbia Affiliates, shall be deemed to have been deleted without the execution or delivery of additional interests. If the Partnership is reconstituted, an amendment to this Agreement shall be executed and an amended Certificate of Limited Partnership filed of record.

         15.3 Interim Manager. If the Partnership is dissolved as a result of an event described in Section 15.1(b), or otherwise, by reason of a breach by the General Partner, Columbia, or any Columbia Affiliate, those Nonaffiliated Limited Partners who own Units representing a majority of the aggregate Partner's Sharing Percentage of all of the Nonaffiliated Limited Partners may appoint an interim manager of the Partnership, who shall have and may exercise only the rights, powers and duties of a general partner necessary to preserve the Partnership assets, under (a) the new general partner is elected under Section 15.2, if the Partnership is reconstituted; or (b) a Liquidator is appointed under Article 16, if the Partnership is not reconstituted. The interim manager shall not be liable as a general partner to the Limited Partners and shall, while acting in the capacity of interim manager on behalf of the Partnership, be entitled to the same indemnification rights as are set forth for the General Partner above. The interim manager appointed as provided herein shall be entitled to receive such reasonable compensation for its services as may be agreed upon by such interim manager and those Nonaffiliated Limited Partners who own Units representing a majority of the aggregate Partner's Sharing Percentage of the Nonaffiliated Limited Partners.

ARTICLE 16. WINDING UP AND TERMINATION

         16.1 General. If the Partnership is dissolved and is not reconstituted, the General Partner (or in the event that the General Partner has withdrawn or been expelled or is deemed to be in Bankruptcy, a Liquidator or liquidating committee selected by those Limited Partners who own at least 67% of the aggregate Partners' Sharing Percentage) shall commence to wind up the affairs of the Partnership and to liquidate and sell the Partnership's assets. The party or parties actually conducting such liquidation in accordance with the foregoing sentence, whether the General Partner, a Liquidator or a liquidating committee, is herein referred to as the "Liquidator." The Liquidator (if other than the General Partner) shall have sufficient business expertise and competence to conduct the winding up and termination of the Partnership and, in the course thereof, to cause the Partnership to perform any contracts which the Partnership has or thereafter enters into. The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property under such liquidation, having due regard for the activity and condition of the relevant market and general financial and economic conditions. The Liquidator (if other than the General Partner) appointed as provided herein shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and those Limited Partners who own at least 67% of the aggregate

Partners' Sharing Percentage. If the General Partner serves as the Liquidator, the General Partner shall not be entitled to receive any fee for carrying out the duties of the Liquidator. The Liquidator may resign at any time by giving fifteen (15) days prior written notice and may be removed at any time, with or without cause, by written notice of Limited Partners who own at least 67% of the aggregate Partners' Sharing Percentage. Upon the death, dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) will, within thirty (30) days thereafter, be appointed by those Limited Partners who own at least 67% of the aggregate Partners' Sharing Percentage, evidenced by written appointment and acceptance. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. The Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if other than the General Partner) shall not be liable as a general partner to the Limited Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights set forth above for the General Partner.

         16.2 Court Appointment of Liquidator. If, within ninety (90) days following the date of dissolution or other time provided in Section 15.1, a Liquidator or successor Liquidator has not been appointed in the manner provided therein, any interested party shall have the right to make application to any United States Federal District Judge (in his individual and not judicial capacity) for the District of Kansas sitting in Wichita for appointment of a Liquidator or successor Liquidator, and the Judge, acting as an individual and not in his judicial capacity, shall be fully authorized and empowered to appoint and designate a Liquidator or successor Liquidator who shall have all the powers, duties, rights and authority of the Liquidator herein provided.

         16.3 Liquidation. In the course of winding up and terminating the business and affairs of the Partnership, the assets of the Partnership (other than cash) shall be sold, its liabilities and obligations to creditors, including any Partners who properly made loans to the Partnership as provided above, and all expenses incurred in its liquidation shall be paid, and all resulting items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners in accordance with Articles 4 and 5. All Partnership property shall be sold upon liquidation of the Partnership and no Partnership property shall be distributed in kind to the Partners. Thereafter, all Partnership assets shall be distributed among the Partners in the ratio of the then credit balances in their Capital Accounts. Upon the completion of the liquidation of the Partnership and the distribution of all the Partnership funds, the Partnership shall terminate and the General Partner (or the Liquidator, as the case may be) shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Partnership.

         16.4 Creation of Reserves. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

         16.5 Final Statement. Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Partners a statement which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's pro rata portion of distributions under this Agreement, and the amount retained as reserves by the Liquidator under this Agreement.

         16.6 Compliance with Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704 1(b)(2)(u)(g), (a) distributions shall be made pursuant to this Article to the Partners who have positive Capital Accounts in compliance with Regulations
Section 1.704 1(b)(2)(ii)(b)(2), and (b) if the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(3). If any Person who is not a General Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners may instead be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership property, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

         16.7 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no event described in
Section 15.1 has occurred, the Partnership's properties shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Partnership's properties in kind to the Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners shall be deemed to have recontributed the Partnership's properties in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

ARTICLE 17. POWER OF ATTORNEY

         17.1 General Partner as Attorney-in-Fact. Each Limited Partner hereby makes, constitutes, and appoints the General Partner, with full power of substitution and resubstitution, his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit to sign, execute, certify, acknowledge, swear to, file, and record (a) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement as now or hereafter amended which the General Partner may deem necessary, desirable, or appropriate including, without limitation, amendments or changes to reflect (i) the valid exercise by any General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the valid admission of any Substituted Limited Partner or Additional Limited Partner to the Partnership; or
(iv) the valid disposition by any Partner of his interest in the Partnership; and (b) any certificates, instruments, or documents as may be required by, or may be appropriate under, the laws of the State of Kansas.

         17.2 Nature of Special Power. The power of attorney granted pursuant to this Article:

              (a) is a special power of attorney coupled with an interest and is irrevocable;

              (b) may be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and

              (c) shall survive the death, disability, legal incapacity, Bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignment is of such Limited Partner's entire interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a Substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

ARTICLE 18. MISCELLANEOUS

         18.1 Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed effective when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, or when sent by prepaid telegram or facsimile followed by confirmatory letter. For purposes of notice, the addresses of the Partners shall be as stated under their names on the attached Exhibit "A"; provided, however, that each Partner shall have the right to change his address with notice hereunder to any other location by the giving of thirty (30) days notice to the General Partner in the manner set forth above.

         18.2 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the laws of the State of Kansas, and the courts of competent jurisdiction, federal and state, sitting in such State shall be the exclusive courts of jurisdiction, and more particularly the federal courts in Wichita, Kansas, for venue purposes and for litigation or other proceedings as between the parties that may be brought, or arise out of, or by reason of this Agreement.

         18.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Partners, and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that nothing contained herein shall negate or diminish the transfer or other restrictions set forth herein.

         18.4 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The failure by any party to specifically enforce any term or provision hereof or any rights of such party hereunder shall not be construed as the waiver by that party of its rights hereunder. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

         18.5 Time. Time is of the essence with respect to this Agreement.

         18.6 Waiver of Partition. Notwithstanding any statute or principle of law to the contrary, each Partner hereby agrees that, during the term of the Partnership, he or it shall have no right (and hereby waives any right that he or it might otherwise have had) to cause any Partnership property to be partitioned and/or distributed in kind.

         18.7 Entire Agreement. This Agreement contains the entire agreement among the Partners relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Agreement supersedes, amends and restates in its entirety the Limited Partnership Agreement for the Partnership previously executed with the Original Limited Partner.

         18.8 Amendments. Except as otherwise expressly provided in this Agreement, amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a document Approved by the Partners and any alleged amendment or modification herein which is not so documented shall not be effective as to any Partner. The General Partner may, without the consent of any Limited Partner, amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith to reflect:

              (a) a change in the location of the principal place of business of the Partnership not inconsistent with the provisions of Section 3.2, or a change in the registered office or the registered agent of the Partnership;

              (b) admission of a Limited Partner into the Partnership or termination of any Limited Partner's interest in the Partnership in accordance with this Agreement;

              (c) qualification of the Partnership as a limited partnership under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes, provided, in either case, such action shall not adversely affect any Limited Partner;

              (d) a change (i) that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect; (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, compliance with any of which the General Partner deems to be in the best interest of the Partnership and the limited Partners; or (iii) that is required or contemplated by this Agreement;

              (e) an addition to the representations, duties, or obligations of the General Partner; or

              (f) a change to any provision in this Agreement required to be so changed by the staff of the Securities and Exchange Commission or other federal agency or by a State Securities Commissioner or similar official, which change is deemed by such commission, agency or official to be for the benefit or protection of the Limited Partners.

         However, no amendment or modification which disproportionately affects the interest of any Partner in the capital, Profits or Losses of, or distributions or allocations with respect to, the Partnership shall be effective as to any Partner unless the same has been set forth in a document duly executed by such Partner.

         18.9 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. Subject to the provisions of Section ?, if any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         18.10 Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

         18.11 Exhibits. Each Exhibit to this Agreement is incorporated herein for all purposes.

         18.12 Additional Documents. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         18.13 Section Headings. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

         18.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document

         18.15 DCSF's Right of First Refusal. If the Partnership or the General Partner receives or obtains an offer from a third-party to acquire in any manner either

              (i) The Hospital (as defined in Article 1 above, being in general terms [without limitation] both the assets contributed to the Partnership by Western Plains Regional Hospital, Inc., together with all replacements and expansions thereof, and those assets contributed by Dodge City Outpatient Surgical Facility, Inc., together with all replacements and expansions thereof), or

              (ii) The SurgiCenter Assets (being the Facilities (as defined in the Contribution Agreement) together with all replacements and expansions thereof) which offer the General Partner intends to accept and has received approval to accept under Section 8.4, the General Partner shall promptly notify DCSF in writing of the offer received, including the name of the offeror, the proposed purchase price and the other terms and conditions of the offer. DCSF shall have the following option(s) for a period of thirty (30) days from the day it receives notice of such offer:

                  a. If an event described in Subsection (i) above has occurred, to agree to purchase the Hospital on the same terms and conditions contained in the offer, or

                  b. If an event described in either Subsection (i) or (ii)
              above has occurred, to agree to purchase only the Surgicenter Assets on the same terms and conditions as contained in the offer with respect to the Surgicenter Assets; provided that DCSF shall have a right to purchase the Surgicenter Assets separate from the remaining Hospital assets following an event described in Subsection (i) above only if it is reasonably practicable to allocate a portion of the offer for the Hospital to the Surgicenter Assets.

DCSF may exercise its option by notifying the General Partner prior to the end of the thirty (30) day period of its intent to exercise the option. If DCSF fails to or indicates in writing that it will not exercise the option within the period provided, or if DCSF exercises the option but fails to effect the purchase within the later of the period prescribed in such offer or a reasonable time, the Partnership may convey or dispose of the assets which were the subject of the offer, but only at the price, terms and conditions, and to the party specified in the offer notice to DCSF. If terms and conditions more favorable to the proposed purchaser than, or in any material manner different from, those offered to DCSF should be agreed to by the Partnership or the General Partner and such third party purchaser, DCSF shall again have the option to purchase the Hospital (or the Surgicenter Assets, as the case may be) upon and subject to the more favorable or different purchase terms in accordance with this Section. Neither DCSF, the General Partner, nor the Partnership shall be liable or accountable to any Limited Partner for any loss, damage, expense, cost, or liability resulting from DCSF's exercise or failure to exercise the purchase option under this Section, delay in notifying the General Partner of DCSF's intention not to exercise the purchase option, or its enforcement of the requirements of this Section in the event that it elects not to exercise the purchase option.

         IN WITNESS WHEREOF, the Partners have executed this Agreement on this first day of March, 1995.


                                   GENERAL PARTNER:

                                   Columbia/HCA of Dodge City, Inc.



                                   By:
                                       -----------------------------------------

                                   ORIGINAL LIMITED PARTNER

                                   American Medicorp Development Co.



                                   By:
                                       -----------------------------------------

                                   LIMITED PARTNERS:
                                   Western Plains Regional Hospital, Inc.



                                   By:
                                       -----------------------------------------


                                   Dodge City Outpatient Surgery Facility, Inc.



                                   By:
                                       -----------------------------------------

                                    EXHIBIT A

                                                    CAPITAL
GENERAL PARTNER                                     CONTRIBUTION         UNITS
---------------                                     ------------         -----

Columbia/HCA of Dodge City, Inc.                        $125,000           10

                                                    CAPITAL
CLASS A LIMITED PARTNERS                            CONTRIBUTION         UNITS
------------------------                            ------------         -----

N/A

                                                    CAPITAL
CLASS B LIMITED PARTNERS                            CONTRIBUTION         UNITS
------------------------                            ------------         -----

Dodge City Outpatient Surgical Facility, Inc.         $3,375,000          270

                                                    CAPITAL
CLASS C LIMITED PARTNERS                            CONTRIBUTION         UNITS
------------------------                            ------------         -----

Western Plains Regional Hospital, Inc.                $1,250,000          100

                                                    CAPITAL
CLASS D LIMITED PARTNERS                            CONTRIBUTION         UNITS
------------------------                            ------------         -----

Western Plains Regional Hospital, Inc.                $6,500,000          520